Exhibit10.3

SEVENTH AMENDMENT

TO THE BOWATER INCORPORATED RETIREMENT PLAN

WHEREAS, Bowater Incorporated (the “Corporation”) maintains the Bowater Incorporated Retirement Plan, as amended (the “Plan”), effective as of October 31, 2000, for the benefit of certain of its employees and former employees;

WHEREAS, Section 9.1 of the Plan reserves to the Corporation the authority to amend the Plan at any time and from time to time, which authority has been delegated to the Human Resources and Compensation Committee (the “HRCC”); and

WHEREAS, the Corporation also maintains the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated (the “SERP”) and the Bowater Incorporated Benefits Equalization Plan (the “Equalization Plan”), each of which were amended to (1) cease participation, benefit accrual and compensation increases for grandfathered SERP participants (as defined in Section 2.05(c) of the SERP per the Fifth Amendment) under the SERP, and (2) cease participation, benefit accrual and compensation increases under the Equalization Plan for any Equalization Plan participant who is actively employed and who is also a participant in the SERP, and

WHEREAS, consistent with the changes made to the SERP and Equalization Plan, the HRCC desires to amend the Plan to, effective as of December 31, 2007, cease participation in the Plan, benefit accrual and compensation increases for Participants who are actively employed and who are also participants in the SERP.

NOW, THEREFORE, Plan Section 3.2 is amended, effective as of January 1, 2008, to add new subsection (g) to read as follows:

“3.2 Participation.

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(g) Notwithstanding any provision in the Plan to the contrary, effective as of December 31, 2007, the accrued benefit of any Participant who is actively employed and who is also a participant in the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated (the ‘SERP’), shall cease to accrue and such Participant shall become a participant in the automatic company contribution portion of the Bowater Incorporated Retirement Savings Plan, as amended and restated effective as of January 1, 2007, if otherwise eligible and in accordance with such plan. With respect to any such Participant, in no event shall Compensation or Benefit Service (including imputed Benefit Service for a period of Disability under the applicable provisions of Supplements 1, 2, 3 and 4) relating to periods after December 31, 2007 be taken into account in calculating the Participant’s Accrued Benefit. Notwithstanding the preceding, such Participant shall continue to accrue Vesting Service under the Plan.”

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IN WITNESS WHEREOF, the Corporation has caused this Seventh Amendment to the Plan to be adopted and executed by its duly authorized officer this 27th day of November 2007.

BOWATER INCORPORATED

By:	/s/ Jim T. Wright
Jim T. Wright
Its:	Executive Vice President – Human Resources

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